UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition

On August 6, 2009, Accuride Corporation (“Accuride”) issued a press release announcing its financial results for the three and six month periods ended June 30, 2009 and that it will hold a conference call to discuss such results. The press release and the text of the slide presentation to be used by Accuride in connection with the conference call, including information concerning forward-looking statements and factors that may affect future results, are attached hereto as Exhibits 99.1 and 99.2, respectively. The press release and slide presentation include certain non-GAAP financial measures.  For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, please refer to Exhibits 99.1 and 99.2.

The information contained in this report and in Exhibits 99.1 and 99.2 are being furnished and not filed for purposes of the Securities Exchange Act of 1934 and are not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Accuride specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, Accuride makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained herein is summary information that is intended to be considered in the context of Accuride’s SEC filings and other public announcements that Accuride may make, from time to time, by press release or otherwise. Accuride undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 7.01.                                          Regulation FD Disclosure

See Item 2.02 above.

Item 8.01.              Other Events

Accuride did not make the scheduled payment of $11,687,500 of interest due on August 3, 2009 on its 8 1/2% Senior Subordinated Notes due 2015 (“Notes”).  Pursuant to the terms of the Company’s previously announced Temporary Waiver Agreement, dated July 1, 2009 (the “Temporary Waiver”), with respect to its Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, payment of the interest would result in an event of default under the Temporary Waiver.  If the interest payment is not made within the 30-day grace period provided by the indenture governing the Notes, an event of default would occur.  An event of default would enable the holders of the Notes to declare the full amount of the Notes immediately due and payable.

As initially disclosed in our Form 10-Q for the quarter ended March 31, 2009, the Company is proactively evaluating strategic alternatives to address ongoing liquidity and financing concerns, including amendments and additional waivers to the Credit Agreement, the sale of non-core assets and/or alternative debt structures, and is engaged in discussions with a Steering Committee of lenders, certain bondholders and other parties with respect to these alternatives.  The Board of Directors of the Company has appointed a Special Committee of independent directors to identify and evaluate these strategic alternatives, with the input of management and its financial advisors, and to recommend an appropriate course of action to the full Board.

Item 9.01.                                          Financial Statements and Exhibits

(d)           Exhibits

99.1                   Press Release of Accuride Corporation, dated August 6, 2009.

99.2                   Text of Slide Presentation of Accuride Corporation used in connection with Accuride Corporation’s conference call to discuss financial results for the three and six months ended June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	August 6, 2009	/s/ Steven A. Martin
Steven A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 6, 2009, entitled “Accuride Corporation Reports Second Quarter Results for 2009.”

99.2	Text of Slide Presentation of Accuride Corporation used in connection with Accuride Corporation’s conference call to discuss financial results for the three and six months ended June 30, 2009.